                                                                   EXHIBIT 10.28

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                      SERIES 2005-1 NOTE PURCHASE AGREEMENT

                           DATED AS OF AUGUST 1, 2005

                                     BETWEEN

                              TAL ADVANTAGE I LLC,

                                    AS ISSUER

                                       AND

                              FORTIS CAPITAL CORP.,

                                 AS A PURCHASER

                                       AND

            THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

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         TAL ADVANTAGE I LLC SERIES 2005-1, VARIABLE RATE SECURED NOTES

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                              PURCHASE OF THE NOTE

Section 2.1    Sale and Delivery of the Note...................................4
Section 2.2    Acceptance and Custody of Notes.................................4
Section 2.3    Increase/Reduction of the Series 2005-1 Note Existing
               Commitment......................................................5
Section 2.4    Payments, Computations, Etc.....................................5

                                   ARTICLE III

                             CONDITIONS OF PURCHASE

Section 3.1    Conditions Precedent to Initial Purchase........................6
Section 3.2    Conditions Precedent to Each Series 2005-1 Advance..............6

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Issuer....................7
Section 4.2    Representations, Warranties and Agreements of the
               Purchasers......................................................7

                                    ARTICLE V

                                GENERAL COVENANTS

Section 5.1    General Covenants of the Issuer.................................9

                                   ARTICLE VI

                                 INDEMNIFICATION

Section 6.1    Indemnities by the Issuer......................................10

                                      -i-

                                   ARTICLE VII

                                 THE DEAL AGENT

                                  ARTICLE VIII

                                  MISCELLANEOUS

SCHEDULE 1   CONDITIONS PRECEDENT TO PURCHASE
SCHEDULE 2   PURCHASE LIMITS
EXHIBIT A    FORM OF COMPLIANCE CERTIFICATE AND FUNDING NOTICE
EXHIBIT B    FORM OF RELATED GROUP ADDITION NOTICE
EXHIBIT C    FORM OF ASSIGNMENT AND ACCEPTANCE

                                      -ii-

     This SERIES 2005-1 NOTE PURCHASE AGREEMENT (as amended, modified and supplemented from time to time in accordance with its terms, this "Agreement"), dated as of August 1, 2005, is entered into by and among:

     (1)  TAL ADVANTAGE I LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "Issuer");

     (2)  FORTIS CAPITAL CORP., a corporation organized under the laws of the
          State of Connecticut (together with its successors and assigns,
          "Fortis") as a purchaser (a "Purchaser") and as Fortis Deal Agent (the
          "Fortis Deal Agent");

     (3)  The other Purchasers from time to time party hereto;

     (4)  The financial institutions made party to this Agreement from time to time pursuant to a Related Group Addition Notice and listed under the heading "The Deal Agents" together with the Fortis Deal Agent and their respective successors and assigns (the "Deal Agents");

     (5)  The Liquidity Providers from time to time party hereto; and

     (6)  The Liquidity Agents from time to time party hereto.

     In consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Certain Defined Terms.

     (1) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Appendix A to the
Indenture, dated as of August 1, 2005 (as amended, restated or supplemented from time to time, the "Indenture"), by and between the Issuer and U.S. Bank National
Association, as indenture trustee (the "Indenture Trustee") or, if such terms are not defined therein, such terms shall have the meanings given to such terms in the 2005-1 Supplement, dated as of August 1, 2005 (as amended, restated or supplemented from time to time, the "Supplement"), by and between the Issuer and the Indenture Trustee.

     (2) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Assignment and Acceptance": Any properly completed agreement substantially in the form of Exhibit C hereto.

     "Collection Date": The date on which the last to occur of the following events occurs: (i) the Aggregate Series 2005-1 Principal Balance has been reduced to zero, (ii) the Purchasers have received all amounts of interest due in respect of the Notes and other amounts due to the Purchasers in connection with this Agreement, the Indenture and the Supplement and (iii) the Deal Agents
have received all amounts due to them in connection with this Agreement.

     "Commercial Paper": On any day, any commercial paper note issued by, or on behalf of, a CP Purchaser for the purpose of financing or maintaining its investment in the Notes, including all such commercial paper notes so issued to re-finance matured commercial paper notes issued by, or on behalf of, such CP
Purchaser that were originally issued to finance or maintain such CP Purchaser's investment in the Notes.

     "CP Purchaser": Any Purchaser which is designated as a CP Purchaser in an
Assignment and Acceptance or a Related Group Addition Notice pursuant to which it became a party to this Agreement.

     "Deal Agent's Account": With respect to each Deal Agent, the account notified by the Deal Agent to the Issuer as the "Deal Agent's Account".

     "Indemnified Amounts": This term shall have the meaning set forth in
Section 6.1 hereof.

     "Indemnified Party": This term shall have the meaning set forth in Section
6.1 hereof.

     "Liquidity Agent": With respect to any CP Purchaser, the Person acting as agent for its related Liquidity Providers pursuant to a properly completed
Related Group Addition Notice.

     "Liquidity Agreement": Any or all, as the context may require, of each liquidity agreement or liquidity purchase agreement (however denominated) among a Liquidity Agent, one or more related Liquidity Providers, the related CP
Purchaser and any other parties thereto, in each case as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time in accordance with its terms.

     "Liquidity Provider": Each liquidity bank that, pursuant to the terms of a
Liquidity Agreement, agrees to fund Series 2005-1 Advances pursuant to a properly completed Related Group Addition Notice or an Assignment and
Acceptance.

     "Note": Any Series 2005-1 Note.

     "Percentage": With respect to any Purchaser as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the Purchaser's Purchase Limit and the denominator of which is equal to the aggregate Purchase Limit for all Purchasers.

     "Purchase": The initial purchase by a Purchaser of the Notes from the
Issuer and the payment of any additional Series 2005-1 Advance by a Purchaser.

     "Purchase Limit": The maximum amount of Series 2005-1 Advances that a
Purchaser that is not a CP Purchaser shall, or a CP Purchaser may, in its sole discretion, elect to (or, if the

                                      -2-

CP Purchaser elects, in its sole discretion, not to fund such Series 2005-1
Advance, the Liquidity Provider(s) shall) fund to the Issuer hereunder, as set forth on Schedule 2 hereto (as such Schedule 2 shall be deemed to be amended by a properly executed Related Group Addition Notice or Assignment and Acceptance).
On the Closing Date, the aggregate Purchase Limit for the Purchasers is Eight
Hundred Seventy-Five Million Dollars ($875,000,000).

     "Purchasers": Collectively, Fortis, any CP Purchaser, any Liquidity
Provider and any other Person that may agree from time to time, pursuant to the pertinent Assignment and Acceptance or Related Group Addition Notice, to fund a
Series 2005-1 Advance hereunder and their successors and assigns.

     "Rating Agency": Any rating agency that has been requested to issue a rating with respect to the Commercial Paper issued by, or on behalf of, a CP
Purchaser.

     "Related Group": Fortis, and for each CP Purchaser, such CP Purchaser and its related Deal Agent, Liquidity Agent and Liquidity Providers and the term
"related" shall have the correlative meaning. On the Closing Date, Fortis will be treated as its own Related Group (notwithstanding that there is not a CP
Purchaser affiliated with Fortis for purposes of this Agreement).

     "Related Group Addition Notice": Any properly completed notice substantially in the form of Exhibit B hereto.

     Section 1.2 Other Terms.

     All accounting terms not defined herein shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under GAAP or regulatory principles, the definitions contained in this Agreement or in any certificate or other document shall control.

     Section 1.3 Computation of Time Periods.

     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means
"from and including" and the words "to" and "until" each means "to but excluding."

     Section 1.4 Statutory References.

     References in this Agreement to any section of the UCC shall mean, on or after the effective date of adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.

                                      -3-

                                   ARTICLE II

                              PURCHASE OF THE NOTE

     Section 2.1 Sale and Delivery of the Note.

     (a) On the basis of the representations and warranties and subject to the terms and conditions set forth herein and in the other Transaction Documents, the Issuer agrees to deliver on the Closing Date, to Fortis, a Note with a maximum aggregate principal amount of up to Seven Hundred Seventy-Five Million
Dollars ($875,000,000). The Note shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of Fortis or its nominee. Subject to Section 202 of the Supplement, in connection with any transfer of a Note to a Purchaser, the Issuer agrees to deliver a Note in the name of such Purchaser or its nominee on behalf of such Purchaser and its
Related Group and, in connection with any partial transfer of a Note (including the related Series 2005-1 Note Existing Commitment), such Note shall reflect the maximum aggregate principal amount determined pursuant to the related Assignment and Acceptance. The actual outstanding principal balance of the Notes will be increased and decreased from time to time in accordance with the terms hereof, the Supplement and the Indenture.

     (b) The Issuer may request (each such request to be substantially in the form of Exhibit A hereto, a "Funding Notice"), to the Deal Agents by delivery of a Funding Notice to the Administrative Agent that the Purchasers make a Series
2005-1 Advance, each such Funding Notice to be irrevocable when given and shall be on the terms and conditions set forth herein and in Section 205(b) of the
Supplement.

     (c) The Issuer may, within 60 days, but no later than 45 days (or such shorter period as may be approved by the parties hereto), prior to the then current Conversion Date, by written notice to each Deal Agent, with a copy to the Indenture Trustee and the Series Enhancer, if any, for Series 2005-1,
request the Purchasers to extend the Conversion Date for an additional period of up to 364 days from the then current Conversion Date. Each of the Purchasers shall make a determination, in its sole discretion and after a full credit review, within 30 days of its receipt of the Issuer's request, as to whether or not it will agree to extend the Conversion Date; provided, however, that the failure of any Purchaser to make a timely response to the Issuer's request for extension of the Conversion Date shall be deemed to constitute a refusal by such
Purchasers to extend the Conversion Date. Any such renewal shall become effective only upon written confirmation to the Issuer by each Deal Agent on behalf of the consenting Purchasers of their agreement to so renew, upon receipt by each Deal Agent of any fees required to be paid in connection with such renewal, and receipt by the Issuer and such Deal Agent of the written consent of the Series Enhancer for Series 2005-1, if any, to such extension of the
Conversion Date.

     Section 2.2 Acceptance and Custody of Notes.

     On the Closing Date, each Deal Agent shall take delivery of the applicable
Note and maintain custody thereof on behalf of its related Purchaser.

                                      -4-

     Section 2.3 Increase/Reduction of the Series 2005-1 Note Existing
Commitment.

     The Issuer may, upon at least 30 days' written notice to each Deal Agent, with a copy to the Indenture Trustee and the Series Enhancer, if any, for Series
2005-1, terminate in whole or reduce in part the unused Series 2005-1 Note
Existing Commitment of each Series 2005-1 Noteholder; provided, however, that each partial reduction of the Series 2005-1 Note Existing Commitment shall be in amounts equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be allocated pro rata among the Notes (based on the then current maximum principal amount of each such Note). Each notice of reduction or termination pursuant to this Section 2.3 shall be irrevocable. Each Deal Agent shall provide the related Liquidity Agent, if any, not less than five (5) days'
prior notice of each such reduction. Notwithstanding the foregoing, the Issuer may on any Business Day reduce to zero and terminate the Series 2005-1 Note
Existing Commitment in connection with a refinancing of the Notes upon (a) at least five (5) Business Days prior written notice to each Deal Agent, with a copy to the Indenture Trustee and the Series Enhancer, if any, specifying the proposed Payment Date of such termination, and (b) payment in full of (i) the principal of, and interest on, the Notes and (ii) Breakage Costs, if any, and all other Outstanding Obligations of the Issuer under the Supplement and this
Agreement.

     Section 2.4 Payments, Computations, Etc.

     (a) Unless otherwise expressly provided herein, in the Indenture or the
Supplement, all amounts to be paid or deposited by the Issuer hereunder to a
Deal Agent or a Related Group shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York time) on the day when due in lawful money of the United States in immediately available funds to the applicable Deal Agent's Account. The Issuer shall, to the extent permitted by law, pay to the Series 2005-1 Noteholders interest on all amounts not paid or deposited when due on the Notes at the Default Rate, payable on demand, but only to the extent provided in Sections 203(b) and 203(c) of the Supplement. Such
interest shall be retained by the Deal Agents except, in each case, to the extent that such failure to make a timely payment or deposit has continued
beyond the date for distribution by the Deal Agents of such overdue amount to the related Series 2005-1 Noteholders, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agents to, such related Series 2005-1 Noteholders. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days (or, in the case of interest calculated at the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next Business Day, and such extension of time shall in such case be included in the computation of payment of any interest or any fee payable hereunder, as the case may be.

                                      -5-

                                  ARTICLE III

                             CONDITIONS OF PURCHASE

     Section 3.1 Conditions Precedent to Initial Purchase.

     The initial Series 2005-1 Advance hereunder is subject to the satisfaction, on or before the date of such purchase, as determined by each Deal Agent, of each condition precedent listed in Schedule I hereto and Section 501 of the
Supplement.

     Section 3.2 Conditions Precedent to Each Series 2005-1 Advance.

     Each Series 2005-1 Advance (including the initial Series 2005-1 Advance)
from the Issuer shall be subject to the satisfaction of the conditions precedent listed in Section 502 of the Supplement.

                                      -6-

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Representations and Warranties of the Issuer.

     The Issuer represents and warrants to the Deal Agents and the Purchasers as follows:

     (1) Information. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by it to a Deal Agent or a
Purchaser in writing (i) is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished and (ii) no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading in light of the statements made therein, in each case as of the date it is or shall be dated or
(except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished.

     (2) Accuracy of Representations and Warranties. Each representation and warranty made by it contained herein or in any certificate or other document furnished by it pursuant hereto or to any Series 2005-1 Transaction Document or in connection herewith or therewith is true and correct in all material respects as of the date made by it.

     (3) Offer and Sale. Neither the Issuer nor any Person acting on its behalf has offered to sell the Notes by any form of general solicitation or general advertising. The Issuer has not offered or sold the Notes or other similar security in any manner that would render the issuance and sale of the Notes a violation of the Securities Act, require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

     Section 4.2 Representations, Warranties and Agreements of the Purchasers.

     Each Purchaser hereby represents and warrants to, and agrees with, the
Issuer that:

     (1) The Purchaser understands that the Note purchased by it has not been registered under the Securities Act or the securities laws of any State and, if the Note is not then registered under applicable federal and State securities law (which registration the Issuer is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Note or any portion thereof except in a transaction which is exempt from such registration.

     (2) The Purchaser is acquiring the Note for its own account, and not as a nominee for any other Person, and the Purchaser is not acquiring the Note with a view to or for sale or transfer in connection with any distribution of the Note under the Securities Act, but subject, nevertheless, to the condition that all dispositions of its property shall at all times be within its control.

     (3) The Purchaser is an institutional "accredited investor" of the type described in clause (1) of Section 501(a) of Regulation D under the Securities
Act.

                                      -7-

     (4) The Purchaser is not acquiring the Note with the assets of a Benefit
Plan Investor.

     (5) Neither the Purchaser nor any Person acting on its behalf has offered to sell the Note by any form of general solicitation or general advertising. The
Purchaser has not offered the Note in any manner that would render the issuance and sale of the Note a violation of the Securities Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

     (6) Either (a) the Purchaser is not and will not become for U.S. federal income tax purposes a partnership, Subchapter S corporation or grantor trust
(each such entity a "flow-through entity") or (b) if the Purchaser is or becomes a flow-through entity, then (x) none of the direct or indirect beneficial owners of any of the interests in the Purchaser have or ever will have all or substantially all the value of its interest in the Purchaser attributable to the interest of the Purchaser in any Note, any other interest (direct or indirect)
in the Issuer, or any interest created under the Indenture and (y) it is not and will not be a principal purpose of the arrangement involving the investment of the Purchaser in any Note to permit any partnership to satisfy the 100 partner limitation of section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such partnership not to be classified as a publicly traded partnership under the Code.

     (7) The Purchaser is not acquiring and will not sell, transfer, assign, participate, pledge or otherwise dispose of any Note(s) (or interest therein) or cause any Note(s) (or interest therein) to be marketed on or through an
"established securities market" within the meaning of Section 7704(b) of the
Code, including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

     (8) The Purchaser will not sell, assign, transfer or otherwise convey any participating interest in any Note or any financial instrument or contract the value of which is determined by reference in whole or in part to any Note.

                                      -8-

                                    ARTICLE V

                                GENERAL COVENANTS

     Section 5.1 General Covenants of the Issuer.

     The Issuer hereby covenants with each Deal Agent and the Purchasers as follows:

     (1) The Issuer hereby agrees to notify the Deal Agents and the Series
Enhancer, if any, for Series 2005-1 as soon as possible, and in any event within five (5) days after the earlier to occur of (i) actual knowledge and (ii) notice to the Issuer, of (a) the occurrence of any Event of Default, (b) the occurrence of any Early Amortization Event, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of
Default, (d) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Early Amortization Event, (e) the failure of the Issuer to observe any of its material undertakings under the
Series 2005-1 Transaction Documents or (f) any change in the status or condition of the Issuer or the Manager that would reasonably be expected to adversely affect the Issuer's or the Manager's ability to perform its obligations under the Series 2005-1 Transaction Documents.

     (2) The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities
Act) that would be integrated with the sale of the Note in a manner that would require the registration under the Securities Act of the sale to any Purchaser of any Note.

     (3) Any notice of any voluntary Prepayment of the Notes made in accordance with the provisions of Section 204(b) of the Supplement shall be irrevocable when given.

                                      -9-

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.1 Indemnities by the Issuer.

     Without limiting any other rights which the Deal Agents, the Liquidity
Agents, the Purchasers or any of their respective Affiliates, officers, directors, employees and/or agents thereof or their respective successors and assigns may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each of the Deal Agents, the Liquidity Agents, the Purchasers and each of their respective officers, directors, employees, counsel and agents thereof
(each, an "Indemnified Party") from and against any and all liabilities, losses, damages, costs and expenses (including reasonable and documented, out-of-pocket costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party, except to the extent caused by the gross negligence or willful misconduct of the Indemnified Party (all of the foregoing being collectively referred to as "Indemnified Amounts") as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of this Agreement and the Transaction Documents or the transactions contemplated thereby or the ownership or security interest in any Transferred
Assets as contemplated herein including, without limitation, as a result of (i)
an action or inaction by the Issuer that is contrary to the terms of this
Agreement or any other Transaction Document to which it is a party, (ii) a breach by the Issuer of any of its covenants and agreements set forth in this
Agreement or any other Transaction Document to which it is a party, (iii) any information provided by the Issuer in writing being untrue in any material respect as of the date provided, (iv) any representation or warranty of the
Issuer proven to have been false or misleading in any material respect when made or deemed made in this Agreement or in any Transaction Document.

     Promptly after receipt by an Indemnified Party of notice of the assertion of a claim or the commencement of a proceeding by a third party with respect to any matter referred to in this Section 6.1 which could be the subject of an indemnification claim against the Issuer hereunder, such Indemnified Party shall give written notice thereof to the Issuer and thereafter shall keep the Issuer reasonably informed with respect thereto; provided, however, that failure of an
Indemnified Party to give the Issuer written notice as provided herein shall not relieve the Issuer of its obligations hereunder unless the Issuer is materially and adversely prejudiced thereby and, in any such instance, the indemnification obligation of the Issuer to such Indemnified Party shall only be reduced by the amount of incremental costs or losses to the Issuer related to the failure to deliver such notice in a timely manner. If any such proceeding (including any litigation, arbitration or similar proceeding) shall be brought against any
Indemnified Party, the Issuer or the Manager shall be entitled to assume the defense thereof at the Issuer's or the Manager's expense with counsel chosen by the Issuer or the Manager and reasonably satisfactory to the Indemnified Party;
provided, however, that any Indemnified Party may at its own expense retain separate counsel to participate in such defense. The Issuer and the Manager shall not be liable under this Article VI for any amount paid in settlement of such claims or proceedings without the consent of the Issuer or the Manager unless such consent is unreasonably withheld. All Indemnified Amounts shall be paid to the appropriate Indemnified Party within 30 days after such Indemnified
Party's written demand for such amount.

                                      -10-

     Notwithstanding anything to the contrary, the Issuer's obligations to make payments under this Section 6.1 shall be limited solely to funds available from time to time for such purpose pursuant to Section 302 or Section 806 of the
Indenture and to the extent they are not so paid, such obligations shall not constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code)
against the Issuer.

                                      -11-

                                   ARTICLE VII

                                 THE DEAL AGENT

     Section 7.1 Authorization and Securities Action.

     Each Purchaser hereby designates and appoints its related Deal Agent as a
Deal Agent hereunder, and authorizes its related Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal
Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser and each Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or any other Deal Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of a Purchaser or a Deal Agent shall be read into this
Agreement or otherwise exist for any Purchaser or any Deal Agent. In performing its functions and duties hereunder, each Deal Agent shall act solely as agent for its related Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Deal Agents shall not be required to take any action which exposes the Deal Agents to personal liability or which is contrary to this Agreement, any other Series 2005-1 Transaction Document or applicable law. The appointment and authority of the Deal Agents hereunder shall terminate on the Collection Date.

     Section 7.2 Delegation of Duties.

     Each Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 7.3 Exculpatory Provisions.

     The Deal Agents and any of their respective directors, officers, agents or employees shall not be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct) or (ii)
responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III hereof. The Deal Agents shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. No Deal Agent shall be deemed to have knowledge of any
Event of Default or Early Amortization Event unless such Deal Agent has received written notice to such effect from the Issuer, the Indenture Trustee or a
Purchaser.

                                      -12-

     Section 7.4 Reliance.

     The Deal Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Deal Agents. The Deal Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Purchasers, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Deal Agents shall have received such advice, the Deal
Agents may take or refrain from taking any action as such Deal Agents shall deem advisable and in the best interests of the related Purchasers. The Deal Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with a request of the related Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all
Purchasers.

     Section 7.5 Non-Reliance on Deal Agents and Other Purchasers.

     Each Purchaser expressly acknowledges that none of the Deal Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agents hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Deal Agents. Each Purchaser represents and warrants to the Deal
Agents that it has made and will make, independently and without reliance upon the Deal Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and the Manager and made its own decision to enter into this Agreement.

     Section 7.6 Deal Agent in its Individual Capacity.

     Any of the Deal Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though the Deal Agents were not the Deal Agents hereunder. With respect to the acquisition of the Notes pursuant to this
Agreement, each of the Deal Agents and their Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not a Deal Agent and the terms "Purchaser" and
"Purchasers" shall include the Deal Agents in their individual capacity, if any such Deal Agent shall become a Purchaser hereunder.

     Section 7.7 Successor Deal Agent.

     Each Deal Agent may, upon 5 days' notice to the Issuer, the related
Purchasers and the Series Enhancer, if any, and each Deal Agent will, upon the direction of all of its related Purchasers, resign as Deal Agent. If such Deal
Agent shall resign, then the Purchasers related to such Deal Agent during such
5-day period shall appoint from among the applicable Purchasers a

                                      -13-

successor agent. If for any reason no successor Deal Agent is appointed during such 5-day period, then effective upon the termination of such 5-day period, the
Purchasers related to such Deal Agent shall perform all of the duties of a Deal
Agent hereunder and the Issuer shall for all purposes deal directly with such
Purchasers. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of Article VI and Article VII hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement. Any retiring Deal Agent shall provide prompt written notice of its resignation hereunder to each Rating Agency.

                                      -14-

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1 Amendments and Waivers.

     (1) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Issuer, each of the
Purchasers, the Deal Agents and, unless such amendment or modification deals solely with the matters set forth in Article VII hereof, the Control Party for
Series 2005-1, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Issuer shall be effective without the written concurrence of each of the Purchasers and the Deal Agents. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (2) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section
8.1. The Purchasers, the Issuer and the Deal Agents may enter into written amendments, modifications or waivers of any provisions of this Agreement, provided, however, that no such amendment, modification or waiver shall:

     (a) without consent of each affected Purchaser and Deal Agent, (A) reduce the interest rate (or change of any component thereof, including without limitation, the period for which such interest rate is calculated) or any fee payable to the Deal Agents for the benefit of the Purchasers, (B) consent to or permit the assignment or transfer by the Issuer of any of its rights and obligations under this Agreement, the Supplement, the Notes or the Indenture,
(C) consent to the amendment, modification or waiver of, or otherwise agree to amend, modify or waive, any provision of the Indenture or the Supplement requiring the consent of the holder of the Notes, (D) extend the Conversion Date or (E) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (D) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

     (b) without the written consent of each affected Deal Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of each such Deal Agent.

Any modification or waiver shall apply to each of the Purchasers equally and shall be binding upon the Issuer, the Purchasers and the Deal Agents.

     (3) The Deal Agents shall provide prompt written notice of the nature of each amendment to this Agreement, and shall, simultaneously therewith, deliver a copy of such amendment to each Rating Agency.

     Section 8.2 Notices, Etc.

     All demands, notices and communications hereunder shall be in writing, personally delivered, by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, to the addresses set forth on the signature pages hereto or at other such address as shall be designated by such party in a written notice to

                                      -15-

the other parties hereto. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.

     Section 8.3 No Waiver; Remedies.

     No failure on the part of a Deal Agent or a Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 8.4 Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the
Issuer, the Deal Agents, the Purchasers and their respective successors and permitted assigns.

     Section 8.5 Term of this Agreement.

     This Agreement, including, without limitation, the Issuer's obligations to observe its covenants and agreements set forth herein, shall remain in full force and effect until the Collection Date; provided, however, that the obligations of the Issuer under the indemnification and payment provisions of
Article VI and the provisions of Section 8.9 and Section 8.10 and the agreements of the parties contained in Sections 8.6, 8.7, 8.8 and 8.12 shall be continuing and shall survive any termination of this Agreement.

     Section 8.6 GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE
GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF
CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO
SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK .

     Section 8.7 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

     (1) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO
WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER
SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT
OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF
THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL
WITHOUT A JURY.

                                      -16-

     (2) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE
JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE COUNTY
OF NEW YORK, SOLELY FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING BROUGHT
AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT ANY OF THE SERIES 2005-1
TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR
RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY
IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH
ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN ANY SUCH COURT. IN THE EVENT
THAT ANY SUCH ACTION, SUIT OR PROCEEDING IS BROUGHT IN A STATE COURT, THE
PARTIES WILL SEEK ASSIGNMENT TO THE COMMERCIAL PART OF SAID COURT. THE PARTIES
HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL
BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT
OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE
LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION,
AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT
IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT,
ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE
SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE SERIES 2005-1 TRANSACTION
DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH
COURTS.

     (3) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO SHALL NOT
SEEK AND HEREBY WAIVE THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT
BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO
GRANT AN ENFORCEMENT OF SUCH JUDGMENT.

     Section 8.8 Inspection Rights, Costs, Expenses and Taxes.

     In addition to the rights of indemnification granted to the Deal Agents, the Purchasers and their respective Affiliates under Article VI hereof, the
Issuer agrees to pay on demand all costs and expenses incurred by a Purchaser, a
Deal Agent and their respective Affiliates, successors or assigns, with respect to enforcing their respective rights and remedies as against the Issuer under this Agreement, the Indenture, any Note, any other Series 2005-1 Transaction
Document and the other documents to be delivered hereunder or in connection herewith; provided, however, that none of the Deal Agents, any Purchaser or any
Affiliate thereof shall be entitled to any such payment (and shall reimburse the
Issuer for any such payments previously received) if such person has been determined by a court of competent jurisdiction to not be entitled to receive indemnification pursuant to Article VI hereof in connection with such enforcement. The Issuer also agrees to pay on demand all costs and expenses of the Purchasers and the Deal Agents, and their respective Affiliates, successors or assigns, if any (including reasonable and documented counsel fees and expenses), incurred in connection with the negotiation, execution, and delivery of this Agreement and the transactions contemplated hereby,

                                      -17-

any removal of the Manager or the enforcement, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Series 2005-1 Transaction
Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Purchasers and the Deal Agents with respect thereto and with respect to advising the Purchasers and the Deal Agents as to their rights and remedies under this Agreement, the Series 2005-1 Transaction Documents and the
other agreements executed pursuant hereto; provided, however, that the Issuer's obligation to pay any such costs or expenses incurred in connection with the ongoing inspection of the books and records of the Issuer will be subject to such limitations and conditions as are set forth in Section 1304 of the
Indenture. Any amounts subject to the provisions of this Section 8.8 shall be paid by the Issuer to the applicable Deal Agent on the Payment Date immediately following such Deal Agent's demand therefor. Notwithstanding anything to the contrary, the Issuer's obligations to make payments under this Section 8.8 shall be limited solely to funds available from time to time for such purpose pursuant to Section 302 or Section 806 of the Indenture and to the extent they are not so paid, such obligations shall not constitute a "claim" (as defined in Section
101(5) of the Bankruptcy Code) against the Issuer.

     Section 8.9 No Proceedings.

     (a) Each of the Issuer, the Deal Agents, the Purchasers and the Liquidity
Agents hereby agrees that it will not institute, or join any other Person in instituting, against any CP Purchaser any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action so long as any Commercial Paper issued by any CP Purchasers shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such Commercial Paper shall have been outstanding.

     (b) Notwithstanding any prior termination of this Agreement, each Deal
Agent, Purchaser, Liquidity Provider and Liquidity Agent agrees that it shall not, with respect to the Issuer, institute or join any other Person in instituting any proceeding of the type referred to in the definition of
"Bankruptcy Event" against or with respect to the Issuer or so long as any
Outstanding Obligation shall be unpaid and there shall not have elapsed one year plus one day since the last day on which any such Outstanding Obligation shall have been unpaid. The foregoing shall not limit the right of any such Person to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against Issuer by any Person other than any Deal
Agent, Purchaser, the Liquidity Provider or Liquidity Agent. In addition, each
Deal Agent, Purchaser, Liquidity Provider and Liquidity Agent agrees that all amounts owed to it by Issuer shall be payable solely from amounts that become available for such payment pursuant to the Series 2005-1 Transaction Documents, and no such amounts shall constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) against Issuer to the extent that they are in excess of the amounts available for their payment.

     "Bankruptcy Event" means, for any Person, any of the following events:

     (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment

                                      -18-

of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or any order for relief in respect of such
Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect, or

     (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

     Section 8.10 Recourse Against Certain Parties.

     (a) No recourse under or with respect to any obligation, covenant or agreement, (including, without limitation, the payment of any fees or any other obligations) of any of the Issuer, any Purchaser or any Deal Agent as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, member, manager, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this
Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, member, manager, affiliate, officer, employee or director of such party or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, member, manager, affiliate, officer, employee or director of such party or of any such administrator, or any of them, for breaches by such party of any such obligations, covenants or agreements which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

     (b) Notwithstanding anything contained in this Agreement or any other
Series 2005-1 Transaction Document, no CP Purchaser shall have any obligation to pay any amount required to be paid by it hereunder or thereunder to its Deal
Agent, or to any other Person, in excess of any amount available to such CP
Purchaser after paying or making provision for the payment of its Commercial
Paper. All payment obligations of a CP Purchaser hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial
Paper; and each Liquidity Agent, the Issuer and each Deal Agent agrees that they shall not have a "claim" (as defined in Section 101(5) of the Bankruptcy Code)
if and to the extent that any such payment

                                      -19-

obligation exceeds the amount available to a CP Purchaser to pay such amounts after paying or making provision for the payment of its Commercial Paper.

     Section 8.11 Ratable Payments.

     If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of any amount of the principal amount of any Note or other amount owing to such Purchaser (other than payments received pursuant to
Article VI) in a greater proportion than that received by any other Purchaser, such Purchaser agrees, promptly upon demand, to pay to the Deal Agent, for distribution ratably to all other Purchasers, the amount of such excess such that all Purchasers shall receive their ratable portion of such payment.

     Section 8.12 Confidentiality.

     (1) Each of the Deal Agents, the Purchasers and the Issuer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to any prospective assignees or participants and to its external accountants and attorneys and as required by law, applicable accounting requirements or order of any judicial or administrative proceeding and (ii) disclose the existence of this Agreement, but not the financial terms thereof.

     (2) Anything herein to the contrary notwithstanding, the Issuer hereby consents to the disclosure of any nonpublic information with respect to it (i)
to the Deal Agents, the Liquidity Agents, the Liquidity Providers, prospective
Liquidity Providers or a Purchaser by each other, (ii) by a Deal Agent or the
Purchasers to any prospective or actual assignee or participant of any of them or (iii) by a Deal Agent to any rating agency that provides a rating for the
Commercial Paper, any Commercial Paper dealer or placement agent or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agrees to keep such information confidential pursuant to the terms of this Section 8.12. In addition, the Purchasers, the Liquidity
Agents, the Liquidity Providers and the Deal Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings
(whether or not having the force or effect of law).

     Section 8.13 Execution in Counterparts; Severability; Integration.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Execution and delivery of this
Agreement by facsimile signature shall constitute execution and delivery of this
Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and

                                      -20-

enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                            [Signature pages follow.]

                                      -21-

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

THE ISSUER:                             TAL ADVANTAGE I LLC

                                            By: TAL International Container
                                            Corporation, its manager

                                        By: /s/ Chand Khan
                                            -----------------------------------
                                            Name: Chand Khan
                                            Title: Vice President and CFO

                                        100 Manhattanville Road
                                        Purchase, New York 10577-2135
                                        Attn: Chand Khan
                                        Fax: 914-697-2526

                                        With a copy to:

                                        TAL International Container Corporation
                                        100 Manhattanville Road
                                        Purchase, New York  10577-2135
                                        Attn: Chand Khan, Vice President and CFO
                                        Fax: 914-697-2526

THE PURCHASERS:                         FORTIS CAPITAL CORP.

                                        By: /s/ John W. Benton
                                            ------------------------------------
                                            Name: John W. Benton
                                            Title: President

                                        Fortis Capital Corp.
                                        Three Stamford Plaza
                                        301 Tresser Boulevard
                                        Stamford, CT 06901
                                        Attn: Loan Administration
                                        Fax: 203-705-5900

                                        With a copy to:

                                        Fortis Bank (Nederland) N.V.
                                        Coolsingel 93
                                        P.O. Box 749
                                        3000 AS Rotterdam
                                        The Netherlands
                                        Attn: Aviation and Intermodal Finance
                                        Group
                                        Fax: 31 10 401 6343
                                        Phone: 31 10 401 6014

THE DEAL AGENTS:                        FORTIS CAPITAL CORP.

                                        By: /s/ John W. Benton
                                            -----------------------------------
                                            Name: John W. Benton
                                            Title: President

                                        Fortis Capital Corp.
                                        Three Stamford Plaza
                                        301 Tresser Boulevard
                                        Stamford, CT 06901
                                        Attn: Loan Administration
                                        Fax: 203-705-5900

                                        With a copy to:

                                        Fortis Bank (Nederland) N.V.
                                        Coolsingel 93
                                        P.O. Box 749
                                        3000 AS Rotterdam
                                        The Netherlands
                                        Attn: Aviation and Intermodal Finance
                                        Group
                                        Fax: 31 10 401 6343
                                        Phone: 31 10 401 6014